   As Filed With The Securities And Exchange Commission on September 15, 1997
                                        Registration Statement No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM S-3
                             Registration Statement
                        Under the Securities Act of 1933

                       ----------------------------------

                               F.N.B. CORPORATION
             (Exact name of registrant as specified in its charter)

                  Pennsylvania                                25-1255406
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                  Identification No.)

                     Hermitage Square, Hermitage, PA 16148
                                 (412) 981-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                       ----------------------------------

                                Peter Mortensen
                             Chairman and President
                               F.N.B. Corporation
                                Hermitage Square
                              Hermitage, PA 16148
                                 (412) 981-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                       ----------------------------------

                                    Copy to:

                           Daniel L. Wessels, Esquire
                             Cohen & Grigsby, P.C.
                       2900 CNG Tower, 625 Liberty Avenue
                         Pittsburgh, Pennsylvania 15222

                       ----------------------------------

                  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

                  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

                  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                  ___________

                  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
       Title of Each Class                Amount          Proposed Maximum      Proposed Maximum         Amount of
       of Securities to be                 to be           Offering Price      Aggregate Offering      Registration
            Registered                  Registered           Per Unit(1)             Price(1)               Fee
------------------------------------------------------------------------------------------------------------------------
           Common Stock
         $2.00 par value                  200,000            $30.57               $6,114,000            $1,853.00
========================================================================================================================

------------
(1) Estimated solely for the purpose of calculating the registration fee, and calculated in accordance with Rule 457(c).

================================================================================

                               F.N.B. CORPORATION

                      VOLUNTARY DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

                                 200,000 Shares
                                  Common Stock
                               ($2.00 Par Value)

                            ------------------------

                                   PROSPECTUS

                            ------------------------


                            Dated September 15, 1997

PROSPECTUS

                        [F.N.B. CORPORATION LETTERHEAD]

Dear Shareholder:

                  Enclosed is a Prospectus describing our Voluntary Dividend Reinvestment and Stock Purchase Plan. This Plan is a convenient and economical way to acquire additional shares by reinvesting cash dividends or with voluntary cash payments. You may participate with respect to some or all of your shares.

                  Please note that participation in the Plan is entirely voluntary. If you do not wish to participate, you will continue to receive all cash dividends by check.

                  Should you decide to participate in the Plan, simply complete the enclosed authorization card and return it in the enclosed postage-paid envelope. If you have any questions, please call ChaseMellon Shareholder Services, our Plan Administrator, at (800) 756-3353 or our Shareholder Relations Department at (800) 490-4192.

                                        Sincerely,

                                        Peter Mortensen,
                                        Chairman and President

PROSPECTUS

                               F.N.B. CORPORATION

                      VOLUNTARY DIVIDEND REINVESTMENT AND
                              STOCK PURCHASE PLAN

                         200,000 SHARES OF COMMON STOCK
                               ($2.00 Par Value)

                  This Prospectus relates to an aggregate of 200,000 shares of Common Stock of F.N.B. Corporation registered for sale under its Voluntary Dividend Reinvestment and Stock Purchase Plan. It is suggested that this Prospectus be retained for future reference.

                           --------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ----------------------------


               The date of this Prospectus is September 15, 1997.

                               TABLE OF CONTENTS


STATEMENT OF AVAILABLE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

DESCRIPTION OF THE VOLUNTARY DIVIDEND REINVESTMENT
  AND STOCK PURCHASE PLAN

         Purpose
         Advantages
         Administration
         Participation
         Purchases
         Voluntary Cash Payments
         Reports to Participants
         Share Certificates
         Withdrawal of Shares in Plan Accounts
         Discontinuation of Dividend Reinvestment
         Federal Income Tax Information
         Other Information
         Special Provisions Applicable to Employee Participants

USE OF PROCEEDS

EXPERTS

LEGAL OPINION

                       STATEMENT OF AVAILABLE INFORMATION

                  F.N.B. Corporation (the "Corporation") is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning the directors and officers of the Corporation is disclosed in proxy statements distributed to shareholders and filed annually with the Commission. Such reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Avenue, N.W., Washington, D.C. 20549, and the public reference facilities in the Commission's New York Regional Office, Room 1024, 75 Park Place, New York, New York 10007 and Chicago Regional Office, Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, Washington, D.C. 20549.The Registration Statement, including exhibits and schedules thereto, is also available at the Commission's site on the World Wide Web at http://www.sec.gov Bookmark not defined. Copies of reports, proxy and information statements and other information regarding the Corporation are also available at the Commission's Web site.

                  The Corporation's Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Corporation may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                  The Corporation has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act") with respect to the Common Stock available for sale under the Plan. In addition, the Corporation has filed a Registration Statement on Form S-8 under the Act with respect to certain shares available for issuance solely to employees of the Corporation or its subsidiaries under the Plan. This Prospectus does not contain all of the information set forth in such Registration Statements and exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Plan and the Corporation, reference is made to the Registration Statements and exhibits thereto. The Registration Statements may be inspected without charge by anyone at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of either Registration Statement may be obtained from the Commission at its principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by it.

                  The Corporation's principal executive offices are located at Hermitage Square, Hermitage, Pennsylvania 16148 and its telephone number is
(412) 981-6000.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents filed by the Corporation with the Commission are incorporated herein by reference and made a part hereof:

                  (1) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

                  (2) The Corporation's Quarterly Reports on Form 10-Q filed with the Commission for the periods ended March 31, 1997 and June 30, 1997.

                  (3) The Corporation's definitive Proxy Statement dated on or about March 19, 1997 in connection with the Annual Meeting of Shareholders of the Corporation held on April 23, 1997.

                  (4) The description of the Corporation's Common Stock as contained in the Corporation's Registration Statement on Form S-4, Registration No. 33-32836, effective on March 1, 1990.

                  (5) The Corporation's Current Reports on Form 8-K dated January 24, 1997, March 5, 1997, April 22, 1997 and July 22, 1997.

                  All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document "modifies" or replaces such statement. Any such statement so modified or superseded shall-not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                  The Corporation will provide without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of its Annual Report to Shareholders for its last fiscal year and any or all of the foregoing documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated herein by reference into the foregoing documents). Written or telephone requests should be directed to:

                             Shareholder Relations
                               F.N.B. Corporation
                                Hermitage Square
                         Hermitage, Pennsylvania 16148
                           Telephone: (800) 490-3951

               DESCRIPTION OF THE VOLUNTARY DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN

                  The following, in a question and answer format, are the provisions of the Voluntary Dividend Reinvestment and Stock Purchase Plan (the "Plan") of the Corporation. Those holders of the Corporation's Common Stock or Preferred Stock who do not participate in the Plan will continue to receive cash dividends by check, if and when declared.

Purpose

1.       What is the purpose of the Plan?

                  The purpose of the Plan is to provide record holders of the Corporation's Common Stock, $2.00 par value (the "Common Stock"), Series A - Cumulative Convertible Preferred Stock ("Series A Preferred") and Series B - Cumulative Convertible Preferred Stock ("Series B Preferred" and, together with the Series A Preferred, "Preferred Stock"), and employees of the Corporation or any of its subsidiaries with an attractive and convenient method of investing cash dividends and/or voluntary cash payments in shares of Common Stock. With respect to those shares which are purchased directly from the Corporation and not in the open market, the Corporation will receive additional funds to be used for general corporate purposes (see "Use of Proceeds" below).

                  A Participant may decide to reinvest dividends and, if he or she wishes, to make voluntary cash payments of not less than $100 per payment nor more than $10,000 per calendar quarter, OR a Participant may simply decide to make voluntary cash payments subject to the amounts stated above. (See Question 14 below.) The above limitations do not apply to Participants who are employees of the Corporation or a subsidiary thereof ("Employee Participants") and who elect to make voluntary cash payments by payroll deduction. See Question 28 below.

Advantages

2.       What are the advantages of the Plan?

                  Participants in the Plan receive full investment of funds (with the exception of any required income tax withholding as described in Question 21 below) because they are not required to pay brokerage commissions, service charges or other expenses in connection with purchases under the Plan, and because the Plan credits fractional shares (computed to four decimal places), as well as whole shares, to a Participant's account. Dividends on fractional shares, as well as whole shares, will be reinvested in additional shares.

                  Participants receive detailed statements of their accounts after each dividend reinvestment or purchase transaction to simplify their record keeping, and since the Plan Administrator is the record holder of shares purchased under the Plan, Participants need not be concerned with the safekeeping of shares acquired through the Plan.

Administration

3.       Who administers the Plan for Participants?

                  ChaseMellon Shareholder Services (the "Plan Administrator" or "ChaseMellon") administers the Plan as agent for Participants, and in such capacity performs various administrative duties relating to the Plan, including providing information to the Corporation regarding Plan accounts to enable the Corporation to send statements of account to Participants. ChaseMellon's appointment as Plan Administrator became effective January 1, 1996. All correspondence relating to the Plan should include your social security or taxpayer identification number and your "account key" (set forth on your Plan account statement) and should be directed to:

                        ChaseMellon Shareholder Services
                             Recordkeeping Services
                                  P.O. Box 590
                       Ridgefield Park, New Jersey 07660

Participation

4.       Who is eligible to participate?

                  All registered holders of Common Stock and Preferred Stock are eligible to participate in the Plan. In addition, employees of the Corporation or any of its subsidiaries may participate in the Plan even if they are not record holders of Common Stock or Preferred Stock at the time they first elect to participate (see Question 28 below).

                  Employees who receive grants of Common Stock under the Corporation's Restricted Stock Bonus Plan (the "Restricted Stock Plan") are required to participate in the Plan. The Restricted Stock Plan requires that shares granted under the Restricted Stock Plan and subject to forfeiture restrictions as provided in the Restricted Stock Plan must be held under and enrolled in the Plan during the restricted period applicable to such shares. (See Question 28 below.) In addition, employees, officers and directors of the Corporation or any of its subsidiaries who participate in other benefit plans established by the Corporation from time to time ("Stock Plans") and who receive shares of Common Stock under such Stock Plans may elect or may be required to enroll such shares in the Plan to the extent permitted or required by such Stock Plan.

                  Employee Participants who receive grants of Common Stock under the Restricted Stock Plan or any other Stock Plan should refer to the Prospectus relating to the Restricted Stock Plan or such other Stock Plan (as applicable) for a complete description of these restrictions and other features of the Restricted Stock Plan or other Stock Plan.

                  Record holders or Employee Participants may participate in the dividend reinvestment aspect of the Plan with respect to all or any portion of their shares. Beneficial owners whose shares are held in the name of a nominee, such as a securities depository, may participate by having the record holder (i.e., the nominee) execute an Authorization Form as described in response to Question 5 below. To facilitate participation in the Plan by all beneficial owners of Common Stock or Preferred Stock, the Plan Administrator may accept reinvestment instructions from such nominees within a reasonable period after the record date established for payment of a particular dividend, generally not to exceed five business days. All of the other provisions set forth herein apply to participation in the Plan by nominees. In particular, voluntary cash payments from any record owner (other than Employee Participants who elect to make such payments by payroll deduction) may not exceed $10,000 per calendar quarter (see Question 14 below). To avoid such limitation with respect to a nominee, beneficial owners may elect to have their shares transferred into their own name(s).

5.       How does an eligible shareholder or employee become a Participant?

                  An eligible shareholder may join the Plan at any time by completing and signing the appropriate Authorization Form included with this Prospectus (the "Authorization Form") and returning it to the Plan Administrator. A postage-paid envelope is provided for that purpose. Additional Authorization Forms may be obtained from the Plan Administrator.

                  Authorization Forms for new Participants must be received prior to a dividend record date for eligible shareholders to participate on the related dividend payment date.

                  Employee Participants may join the Plan as described above or may sign up for payroll deduction and have voluntary cash payments automatically deducted from their paychecks (see Question 29 below).

                  Employee Participants who receive grants of Common Stock under the Restricted Stock Plan are required to enroll the shares granted in the Plan and maintain such enrollment during the restricted period applicable to such shares. Employee Participants who receive grants of Common Stock under other Stock Plans may be required or permitted to enroll the shares granted in the Plan as set forth in the Stock Plan pursuant to which such grant was made (see Question 28 below).

6. Does a Participant have to authorize dividend reinvestment on a minimum number of shares?

                  No. There are no minimum share requirements. Registered holders of Common Stock or Preferred Stock may authorize the reinvestment of dividends on all or any portion of their shares. (See Question 4 above and Question 7 below). However, Employee Participants whose shares of Common Stock issued under the Restricted Stock Plan (or any other Stock Plan which requires that shares granted thereunder be enrolled in the Plan) are being held under the Plan are required to authorize dividend reinvestment as to such shares as required by the Restricted Stock Plan or such other Stock Plan (see Question 28 below).

7.       May a Participant change the number of shares subject to the Plan?

                  Yes. If a Participant wishes to change the number of shares subject to the Plan, the Participant must notify the Plan Administrator in writing to that effect. Any such notification received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account.

Purchases

8.       When will shares of Common Stock be purchased under the Plan?

                  Cash dividends will be used to purchase Common Stock on the date cash dividends are paid to all shareholders of record, generally in the third week of March, June, September and December for Common Stock and Preferred Stock. Voluntary cash payments will be invested on the 15th day of each month or on the next succeeding business day if such day is a Saturday, Sunday or public holiday. The date on which dividends are reinvested and/or cash payments are invested is hereinafter referred to as the "Investment Date".

9.       At what price will shares of Common Stock be purchased under the Plan?

                  The per share purchase price of Common Stock purchased for Participants with reinvested dividends or voluntary cash payments will be 100% of the average of the "bid" and "ask" prices on the Investment Date, as reported on any securities market where the Common Stock is traded. If Common Stock is not traded on the Investment Date, the purchase price of shares will be determined by averaging the "bid" and "ask" prices on the last prior trading day.

10.      How many shares of Common Stock will be purchased for Participants?

                  The number of shares that will be purchased for each Participant will depend on the amount of dividends to be reinvested, voluntary cash payments, or both, in a Participant's account and the per share purchase price of Common Stock for the Participant. (See Question 9 above). Each Participant's account will be credited with that number of shares, including any fractional interest computed to four (4) decimal places, equal to the total amount to be invested divided by the per share purchase price of the Common Stock for the Participant.

11. Will dividends on shares held in a Participant's account be used to purchase additional shares under the Plan?

                  Yes. All dividends on shares purchased for a Participant's account, whether through dividend reinvestment or voluntary cash payments, will be automatically reinvested in additional shares of Common Stock.

12. Are there any expenses to Participants in connection with purchases under the Plan?

                  No. Participants bear none of the costs of the Plan. All costs of administering the Plan are paid by the Corporation. However, if a Participant instructs the Plan Administrator to sell shares, the brokerage fees, commissions and any applicable transfer taxes will be the obligation of and paid by the Participant. In addition, an administrative fee may be charged if a Participant requests duplicate copies of reports that are provided initially free of charge (see Questions 16 and 25 below).

Voluntary Cash Payments

13.      Who will be eligible to make voluntary cash payments?

                  Any shareholder of record or Employee Participant, regardless of whether or not the dividend reinvestment option is selected, may make optional cash payments when enrolling in the Plan by sending a check or money order payable to "ChaseMellon Shareholder Services, Plan Administrator" with his or her Authorization Form. Participants wishing to enroll in the optional cash payments feature of the Plan must include a check or money order payable to "ChaseMellon Shareholder Services, Plan Administrator" with their Authorization Form. Thereafter, additional optional cash payments may be made through the use of the form sent with each periodic statement. A separate form must be completed by Employee Participants who wish to make such voluntary cash purchases by payroll deduction (see Question 29 below).

14.      What are the limitations on voluntary cash payments?

                  Voluntary cash payments may be made at any time but, unless otherwise determined by the Board of Directors of the Corporation, may not be less than $100 per payment (except in the case of Employee Participants who elect to make such payments by payroll deduction). Such payments on behalf of any Participant (other than an Employee Participant) may not aggregate more than $10,000 per calendar quarter. The Corporation reserves the right in its sole discretion to determine whether voluntary cash payments are made on behalf of a particular Participant.

15.      How does the voluntary cash payment option work?

                  A voluntary cash payment may be made by enclosing a check or money order with the Authorization Form (for new Participants) or by forwarding a check or money order to the Plan Administrator with a payment form which will be sent to Participants with each statement of account. Checks and money orders should be made payable to "ChaseMellon Shareholder Services, Plan Administrator" and should include the Participant's "account key" (set forth on the Participant's Plan account statement). Additional payment forms may be obtained from the Plan Administrator. Employee Participants may elect to make voluntary cash payments by payroll deduction (see Question 28 below).

                  Any voluntary cash payment received prior to the close of business on an Investment Date will be applied to the purchase of shares of

Common Stock on such Investment Date at a price determined in accordance with provisions of the Plan (see Questions 9 and 10 above). No interest will be paid on uninvested voluntary cash payments.

Reports to Participants

16.      What kind of reports will be sent to Participants in the Plan?

                  A statement of account transactions will be mailed to each Participant as soon as practicable after each dividend reinvestment or purchase transaction. These statements will provide a record of cost information and should be retained for tax purposes. Each Participant will also receive copies of the Corporation's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

Share Certificates

17. Will certificates be issued for shares of Common Stock purchased under the Plan?

                  Unless requested by a Participant, certificates for shares of Common Stock purchased under the Plan will not be issued. In no event, however, will a certificate be issued for a fractional share. The number of shares credited to a Participant's account under the Plan will be shown on his statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. Certificates will be issued for shares withdrawn from the Plan (see Question 18 below).

Withdrawal of Shares in Plan Accounts

18.      How may a Participant withdraw shares purchased under the Plan?

                  A Participant may withdraw all or a portion of the shares of Common Stock credited to his account by notifying the Plan Administrator in writing to that effect and specifying in the notice the number of shares to be withdrawn. This notice should be mailed to the Plan Administrator at the address shown in response to Question 3 above. Certificates for whole shares of Common Stock so withdrawn will be registered in the name of and issued to the Participant. Any notice of withdrawal received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account. No dividends will be reinvested on shares withdrawn from a Participant's account unless an Authorization Form is or has been submitted with respect to such shares.

                  Employee Participants may not withdraw shares of Common Stock issued under the Restricted Stock Plan (or another Stock Plan imposing similar restrictions on shares granted thereunder) or shares purchased upon reinvestment of dividends on such restricted shares so long as the forfeiture restrictions under the Restricted Stock Plan or other Stock Plan apply to such shares. (See Question 28 below.)

19. What happens to any fractional interest when a Participant withdraws shares purchased under the Plan?

                  Any fractional interest withdrawn will be liquidated by the Plan Administrator on the basis of the then current market value of the Common Stock and a check issued promptly for the proceeds thereof. In no case will certificates representing a fractional interest be issued.

Discontinuation of Dividend Reinvestment

20.      How does a Participant discontinue participation under the Plan?

                  A Participant may discontinue participation under the Plan by notifying the Plan Administrator in writing to that effect. Any notice of discontinuation received after a dividend record date will not be effective until dividends paid for such record date have been reinvested and the shares credited to the Participant's account. If a Participant discontinues participation in the Plan, dividends on shares held in such Participant's account will be automatically reinvested until such shares are withdrawn (see Question 18 above). If, after discontinuation, less than five shares remain in such Participant's account, the Corporation shall have the right, but shall not be obligated, to issue certificates for such shares and liquidate any fractional interest in accordance with provisions of the Plan. Any Participant who elects to discontinue participation is still eligible to purchase Common Stock by making voluntary cash payments. (See Question 1 above.)

                  Upon withdrawal from the Plan, the Participant may request that all of the whole shares credited to the Participant's account be sold. If such a request is made, the Plan Administrator will place a sale order as soon as practicable after receipt of the request through an independent broker. The Participant will receive the proceeds of the sale less any brokerage fees, commissions and any applicable transfer or other tax.

                  After a withdrawal is effective, all dividends on Common Stock and/or Preferred Stock held of record by a shareholder, as to which participation has been terminated, will be paid in cash; however, the shareholder may elect to re-enroll in the dividend reinvestment option of the Plan at almost any time.

                  Employee Participants may not withdraw restricted shares granted under the Restricted Stock Plan (or any other Stock Plan imposing similar restrictions on shares granted thereunder) during the restricted period applicable to such shares (see Question 28 below).

Federal Income Tax Information

21. What are the federal income tax consequences of participation in the Plan?

         A.       Dividend Income and Tax Basis for Participating Shareholders.

                  The fair market value of the shares acquired by a Participant through reinvestment of dividends will be includible in the Participant's gross income unless notified otherwise by the Corporation. The fair market value of such shares is measured as of the date when the shares are credited to the Participant's account.


                  The tax basis of shares acquired through reinvestment of dividends will be the fair market value of the shares on the date when the shares are credited to the Participant's account.

         B.       Tax Basis of Shares Purchased With Voluntary Cash Payments.

                  The tax basis of shares purchased with voluntary cash payments will be equal to the amount of the optional payment made by the shareholder.

         C.       Holding Period.

                  The holding period for Common Stock purchased through dividend reinvestment or optional cash payments begins on the date following the day on which the shares are credited to the shareholder's account.

         D.       Dividend Withholding.

                  In the case of any shareholder as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, the Corporation will reinvest dividends net of the amount of tax required to be withheld.

         E.       Other.

                  Participants should consult their own tax advisors as to the tax consequences of account transactions. Certain tax information will be provided to participants by the Plan Administrator. (See Question 16 above.) In addition, Employee Participants holding restricted shares issued under the Restricted Stock Plan (or other Stock Plan imposing similar restrictions on shares issued thereunder) should refer to the Prospectus relating to the Restricted Stock Plan or other Stock Plan for a discussion of the tax consequences of ownership of and transactions with respect to such shares.

Other Information

22. What happens if the Corporation issues a stock dividend, declares a stock split or has a rights offering with respect to Common Stock?

                  Any shares resulting from a stock dividend or stock split with respect to Common Stock (whole shares and any fractional interest) in a Participant's account will be credited to such account. The basis for any rights offering will include the shares of Common Stock and any fractional interest credited to a Participant's account.

23. How will the shares credited to a Participant's account be voted at a meeting of shareholders?

                  If on a record date for a meeting of shareholders there are shares of Common Stock credited to a Participant's account under the Plan, such Participant will be sent proxy material for such meeting. A Participant will be entitled to one vote for each whole share of Common Stock credited to his account. The Participant may vote by proxy or in person at any such meeting.

24.      What is the responsibility of the Plan Administrator?

                  The Plan Administrator receives the Participants' dividend payments and voluntary cash payments, invests such amounts in additional shares of Common Stock, maintains continuing records of each Participant's account, and advises Participants as to all transactions in and the status of their accounts and provides the Corporation with transaction and account information to enable the Corporation to prepare account statements. The Plan Administrator acts in the capacity of agent for the Participants. The Plan Administrator also receives and maintains records with respect to Restricted Stock Plan shares (and other Stock Plan shares) held under the Plan.

                  Under the terms of the Restricted Stock Plan and each other Stock Plan that permits or requires shares granted thereunder to be enrolled in the Plan, the Plan Administrator is required to take certain actions with respect to shares issued under the Restricted Stock Plan or such other Stock Plan. The terms of the Restricted Stock Plan and each such Stock Plan are binding upon the Plan Administrator and are incorporated by reference in the Plan as if set forth herein.

                  All notices from the Plan Administrator to a Participant will be addressed to the Participant at his last address of record with the Plan Administrator. The mailing of a notice to a Participant's last address of record will satisfy the Plan Administrator's duty of giving notice to such Participant. Therefore, Participants must promptly notify the Plan Administrator of any change of address.

                  The Plan Administrator, in administering the Plan, will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim for liability arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt of notice in writing of such death or with respect to the timing or price of any purchases. The Plan Administrator shall have no duties, responsibilities or liabilities except such as are expressly set forth in the Plan.

                  All transactions in connection with the Plan shall be governed by the laws of Pennsylvania.

25.      May the Plan be modified or discontinued?

                  The Corporation reserves the right to suspend or terminate the Plan at any time. It also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. In addition, the Corporation may adopt reasonable procedures for the administration of the Plan.

26.      May a Participant pledge shares purchased under the Plan?

                  No. A Participant who wishes to pledge shares credited to his account must request the withdrawal of such shares in accordance with the procedures outlined in response to Question 18 above.

27. What procedures should be followed if a Participant wishes to sell shares purchased under the Plan?

                  When a Participant wishes to sell all or a portion of the shares credited to his account, he must request the withdrawal of such shares in accordance with the procedures outlined in response to Question 18 above.

Special Provisions Applicable to Employee Participants

28.      How do employees become participants?

                  All permanent full-time or permanent part-time employees of the Corporation or its subsidiaries are eligible to participate in the Plan even though the employee may not be a record or beneficial holder of Common Stock or Preferred Stock at the time he or she joins the Plan. An employee who is not a record or beneficial holder of Common Stock or Preferred Stock at the time he or she joins the Plan may make an initial purchase of no more than ten
(10) shares of Common Stock from certain shares set aside for such initial purchases as part of his or her initial purchase by voluntary cash payment or payroll deduction; thereafter, such employee may participate fully in all aspects of the Plan as an Employee Participant.

                  An eligible employee may join the Plan by completing the appropriate Authorization Form (see Question 5 above) along with any other forms required by the Plan Administrator, and returning all such forms to the human resources department of his or her employer. In addition, if the employee wishes to make voluntary cash payments by payroll deduction, he or she must sign a Payroll Deduction Authorization Form and return it to the human resources department of the Corporation or the subsidiary with which he or she is employed. Participation by Employee Participants electing the payroll deduction option will begin on the first payroll date after the human resources department has received the completed forms.

                  The Corporation from time to time also may grant Common Stock to eligible employees, officers or directors under the Restricted Stock Plan or any other Stock Plan. Any shares awarded under the Restricted Stock Plan (or any other Stock Plan to the extent provided therein) will automatically be enrolled in the Plan and must remain in the Plan during the restricted period applicable to such shares (if any). The minimum and maximum contribution amounts described in Questions 13 and 14 above are not applicable to these awards or to any voluntary purchases of stock by Employee Participants if such voluntary purchases are made by payroll deduction. All shares awarded under the Restricted Stock Plan or such other Stock Plan will be held by the Plan Administrator subject to the terms and conditions contained in the Plan and the Restricted Stock Plan or such other Stock Plan (as applicable).

29.      How are payroll deductions made?

                  Funds for the purchase of Common Stock may, at the election of an Employee Participant, be accumulated through payroll deductions authorized by the employee. The minimum payroll deduction permitted is $10.00 per pay period, and payroll deductions may be authorized in any amount that is a multiple of $5.00. The minimum and maximum contribution amounts described in Questions 13 and 14 above are not applicable to contributions made by Employee Participants through payroll deduction. Employee Participants who elect to make voluntary cash purchases but do not elect payroll deduction are subject to the minimum and maximum contribution amounts applicable to Participants generally (see Questions 1 and 14 above).

                  An Employee Participant may increase or decrease his or her authorized payroll deduction at any time by completing and signing the appropriate form and returning it to the appropriate human resources department.

30. How does an employee terminate his or her participation through payroll deduction?

                  An Employee Participant may terminate his or her payroll deduction participation in the Plan at any time by submitting a payroll deduction revocation form to the appropriate human resources department. Death, retirement or termination of employment for any reason will automatically terminate the payroll deductions for an Employee Participant. However, Common Stock enrolled in the Plan at the time of the termination of such Employee Participant's employment with the Corporation or its subsidiary will remain in the Plan until the Employee Participant's participation in the Plan is discontinued in accordance with Question 20 above.

                                USE OF PROCEEDS

                  The proceeds (if any) to the Corporation from the sale of the Common Stock pursuant to the Plan will be used for general corporate purposes, including investments in and advances to its subsidiaries.

                                    EXPERTS

                  The consolidated financial statements of the Corporation at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 included in the Corporation's Current Report on Form 8-K dated July 22, 1997, incorporated by reference in this Prospectus and in the Registration Statements, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report, included therein and incorporated by reference herein, which are based in part on the reports of Hill, Barth & King, Inc., independent auditors who audited Southwest Banks, Inc., and Coopers & Lybrand L.L.P., independent auditors who audited West Coast Bancorp, Inc. The financial statement referred to above are incorporated by reference herein in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

                                 LEGAL OPINION

                  Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, counsel to the Corporation, has rendered an opinion as to the validity of the Common Stock offered hereby.

                               -----------------


                  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                  THIS PROSPECTUS DOES NOT CONTAIN ALL THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENTS FILED WITH THE COMMISSION WITH RESPECT TO THE PLAN, CERTAIN PORTIONS OF WHICH HAVE BEEN OMITTED PURSUANT TO THE RULES AND REGULATIONS OF THE COMMISSION, AND TO WHICH PORTIONS REFERENCE IS HEREBY MADE FOR FURTHER INFORMATION WITH RESPECT TO THE CORPORATION AND THE SECURITIES OFFERED HEREBY. THE REGISTRATION STATEMENTS MAY BE INSPECTED WITHOUT CHARGE BY ANYONE AT THE OFFICE OF THE COMMISSION, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, AND COPIES OF ALL OR ANY PART OF EITHER REGISTRATION STATEMENT MAY BE OBTAINED FROM THE COMMISSION AT ITS PRINCIPAL OFFICE, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549, UPON PAYMENT OF THE FEES PRESCRIBED BY THE COMMISSION.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

                  The following expenses will be incurred in connection with the issuance and distribution of the securities being registered:

                  Securities and Exchange Commission
                  Registration Fee                           $  1,853.00

                  Blue Sky fees and expenses                 $      0.00

                  Costs of printing                          $  6,000.00

                  Legal fees and expenses                    $  3,000.00

                  Accounting fees and expenses               $  1,000.00

                  Miscellaneous expenses                     $  1,000.00
                                                             -----------
                            TOTAL                            $ 12,853.00
                                                             ===========


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Numbered Paragraph 6.b. of the Restated Articles of Incorporation of F.N.B. Corporation provides as follows:

                  Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

                  Article IX of the Bylaws of F.N.B. Corporation provides that the Corporation shall indemnify each director and officer of the Corporation and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation or otherwise) arising out of such director's or officer's service to the Corporation or to another organization at the Corporation's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to the Corporation) shall have been furnished to the Corporation to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. The Corporation may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

                  Section 1741 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

                  Section 1742 of the Pennsylvania Business Corporation Law provides that a corporation shall (subject to the provisions described in the succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas of the county in which the registered office of the corporation is located or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court of common pleas or such other court shall deem proper.

                  Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

                  (1) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

                  (2) If such quorum is not obtainable, or, even if obtainable a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (3) By the shareholders.

                  Notwithstanding the above, Section 1743 provides that to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  Section 513 of the Pennsylvania Associations Code provides that the indemnification provided pursuant to Sections 1741, 1742 and 1743 of the Business Corporation Law shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any other bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators.

                  Section 1740 of the Business Corporation Law further provides that the indemnification provisions of Sections 1741, 1742 and 1743 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, members or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or ensure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                  Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, members or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

                  Section 1745 of the Business Corporation Law further provides that expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

Item 16.          Exhibits

                  The following exhibits are filed as part of this Registration
Statement:

Exhibit No.
-----------
    4.1 The Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the year ended December 31, 1996).

    4.2 The Registrant's By-laws, as amended, (incorporated by reference to Exhibit 4 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1994).

    4.3(a) Designation statement defining the rights of F.N.B. Corporation Series A - Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4A of the Registrant's Form S-14 Registration Statement, File No. 2-96404).

    4.3(b) Designation statement defining the rights of F.N.B. Corporation Series B - Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 of the Registrant's Form S-2 Registration Statement File No. 33-45888).

    4.4 The Registrant agrees to furnish to the Commission upon request copies of all instruments not filed herewith defining the rights of holders of long-term debt of the Registrant and its subsidiaries.

    5         Opinion of Cohen & Grigsby, P.C. re: legality.

    8         Opinion of Cohen & Grigsby, P. C. re: tax matters.

    23.1      Consent of Cohen & Grigsby, P. C. (included in Exhibit 5).

    23.2      Consent of Ernst & Young LLP.

    23.3      Consent of Coopers & Lybrand L.L.P.

    23.4      Consent of Hill, Barth & King, Inc.

    24        Power of Attorney (See Page II-6).

    28.1 Plan Authorization Form (Common Stock holders) (incorporated by reference to Exhibit 28.1 to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3, No. 33-72532, filed on February 15, 1996).

    28.2 Plan Authorization Form (Employee Participants) (incorporated by reference to Exhibit 28.2 to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3, No. 33-72532, filed on February 15, 1996).

    28.3 Plan Authorization Form (Preferred Stock holders) (incorporated by reference to Exhibit 28.3 to Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-3, No. 33-72532, filed on February 15, 1996).

ITEM 17.          UNDERTAKINGS

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hermitage, Commonwealth of Pennsylvania, on September 15, 1997.

                                 F.N.B. CORPORATION

                                 By   /s/ PETER MORTENSEN
                                    ---------------------------------
                                    Peter Mortensen, Chairman
                                    and President

                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Mortensen and James Orie, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ PETER MORTENSEN                          Chairman, President                  September 15, 1997
----------------------------                 and Director (Principal Executive
Peter Mortensen                              Officer)

/s/ STEPHEN J. GURGOVITS                     Executive Vice President and         September 15, 1997
-----------------------------                Director
Stephen J. Gurgovits

/s/ GARY L. TICE                             Executive Vice President and         September 15, 1997
-----------------------------                Director
Gary L. Tice

/s/ JOHN D. WATERS                            Vice President and Chief Financial   September 15, 1997
-----------------------------                 Officer (Principal Accounting
John D. Waters                                Officer)

/s/ W. RICHARD BLACKWOOD                      Director                             September 15, 1997
-----------------------------
W. Richard Blackwood

/s/ WILLIAM B. CAMPBELL                       Director                             September 15, 1997
-----------------------------
William B. Campbell

/s/ CHARLES T. CRICKS                         Director                             September 15, 1997
-----------------------------
Charles T. Cricks

/s/ HENRY M. EKKER                            Director                             September 15, 1997
-----------------------------
Henry M. Ekker, Esq.

/s/ THOMAS C. ELLIOTT                         Director                             September 15, 1997
-----------------------------
Thomas C. Elliott

/s/ THOMAS W. HODGE                           Director                             September 15, 1997
-----------------------------
Thomas W. Hodge

/s/ JAMES S. LINDSAY                          Director                             September 15, 1997
-----------------------------
James S. Lindsay

/s/ PAUL P. LYNCH                             Director                             September 15, 1997
-----------------------------
Paul P. Lynch

/s/ EDWARD J. MACE                            Director                             September 15, 1997
-----------------------------
Edward J. Mace

/s/ ROBERT S. MOSS                            Director                             September 15, 1997
-----------------------------
Robert S. Moss

/s/ RICHARD C. MYERS                          Director                             September 15, 1997
-----------------------------
Richard C. Myers

/s/ JOHN R. PERKINS                           Director                             September 15, 1997
-----------------------------
John R. Perkins

/s/ WILLIAM A. QUINN                          Director                             September 15, 1997
-----------------------------
William A. Quinn

/s/ GEORGE A. SEEDS                           Director                             September 15, 1997
-----------------------------
George A. Seeds

/s/ WILLIAM J. STRIMBU                        Director                             September 15, 1997
-----------------------------
William J. Strimbu

/s/ ARCHIE O. WALLACE                         Director                             September 15, 1997
-----------------------------
Archie O. Wallace

/s/ JOSEPH M. WALTON                          Director                             September 15, 1997
-----------------------------
Joseph M. Walton

/s/ JAMES T. WELLER                           Director                             September 15, 1997
-----------------------------
James T. Weller

/s/ ERIC J. WERNER                            Director                             September 15, 1997
-----------------------------
Eric J. Werner

/s/ R. BENJAMIN WILEY                         Director                             September 15, 1997
-----------------------------
R.Benjamin Wiley

/s/ DONNA C. WINNER                           Director                             September 15, 1997
-----------------------------
Donna C. Winner

                                 EXHIBIT INDEX

                  (Pursuant to Item 601(a) of Regulation S-K)

Sequential                                                                            Page
Exhibit No.                          Description                                       No.
-----------                          -----------                                      ----
    4.1       The Registrant's Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on
              Form 10-K for the year ended December 31, 1996).

    4.2 The Registrant's By-laws, as amended, (incorporated by reference to Exhibit 4 of the Registrant's report on Form 10-Q for the quarter ended June 30, 1994).

    4.3(a)    Designation statement defining the rights of F.N.B. Corporation
              Series A Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4A of the Registrant's Form S-14 Registration
              Statement, File No. 2-96404).

    4.3(b)    Designation statement defining the rights of F.N.B. Corporation
              Series B - Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 of the Registrant's Form S-2 Registration
              Statement File No. 33-45888).

    4.4 The Registrant agrees to furnish to the Commission upon request copies of all instruments not filed herewith defining the rights of holders of long-term debt of the Registrant and its subsidiaries.

    5         Opinion of Cohen & Grigsby, P. C. re: legality.

    8         Opinion of Cohen & Grigsby, P. C. re: tax matters.

    23.1      Consent of Cohen & Grigsby, P. C. (included in Exhibit 5).

    23.2      Consent of Ernst & Young LLP.

    23.3      Consent of Coopers & Lybrand L.L.P.

    23.4      Consent of Hill, Barth and King, Inc.

    24        Power of Attorney (See Page II-6).

    28.1      Plan Authorization Form (Common Stock holders) (incorporated by reference to Exhibit 28.1 to Post-Effective Amendment No. 1 to the
              Registrant's Registration Statement on Form S-3, No. 33-72532,
              filed on February 15, 1996).
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


    28.2 Plan Authorization Form (Employee Participants) (incorporated by reference to Exhibit 28.2 to Post-Effective Amendment No. 1 to the
              Registrant's Registration Statement on Form S-3, No. 33-72532, filed on February 15, 1996).

    28.3 Plan Authorization Form (Preferred Stock holders) (incorporated by reference to Exhibit 28.3 to Post-Effective Amendment No. 1 to the
              Registrant's Registration Statement on Form S-3, No. 33-72532, filed on February 15, 1996).